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                                                                    Exhibit 11.1

                        COMPUTATION OF NET LOSS PER SHARE
                    (in thousands, except per share amounts)

                                                                                     Years Ended December 31
                                                                                  2003        2002       2001
                                                                                  ----        ----       ----
COMPUTATION OF BASIC NET LOSS PER SHARE:
   Net loss                                                                     $(62,114)   $(46,156)  $(120,954)
                                                                                ========    ========   =========

   Weighted-average shares of common stock outstanding                            35,258      32,476      27,011
                                                                                ========    ========   =========

   Basic net loss per share                                                     $  (1.76)   $  (1.42)  $   (4.48)
                                                                                ========    ========   =========

COMPUTATION OF DILUTED NET LOSS PER SHARE:
   Net loss available to common stockholders                                    $(62,114)   $(46,156)  $(120,954)

Weighted-average number of shares of common stock and common stock equivalents outstanding-
      Weighted-average shares of common stock outstanding                         35,258      32,476      27,011
      Weighted-average number of common stock
         equivalents applicable to stock options and
         employee stock purchase plans                                               654         188         552
                                                                                --------    --------   ---------

Common stock and common stock equivalents                                         35,912      32,664      27,563
                                                                                ========    ========   =========

Diluted net loss per common stock and common stock equivalents (a)              $  (1.73)   $  (1.41)  $   (4.39)
                                                                                ========    ========   =========

(a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K although it is not required by SFAS No. 128 because it is antidilutive.